        Exhibit (10)(a)
2006 RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made and entered into as of this ____ day of March, 2006, by and between COACHMEN INDUSTRIES, INC., an Indiana corporation (the "Company"), and __________ , an individual (the "Participant").

WHEREAS, the Company has heretofore adopted the 2000 Omnibus Stock Plan of Coachmen Industries, Inc. (the “Plan”);

WHEREAS, the Company desires to grant an award of restricted stock to the Participant pursuant to the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties do hereby agree as follows:

1.  Certain Definitions. When used herein, the following terms shall have the meanings set forth below:

A.  “Change in Control” of the Company shall mean the occurrence of any of the following:

(i)  any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates, any qualified or non-qualified plan maintained by the Company or its affiliates, and any Passive Investor) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities;

(ii)  during a period of 24 months, a majority of the Board of Directors of the Company ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors;

(iii)  shareholder approval of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)  shareholder approval of either (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all of the assets of the Company, or a transaction having a similar effect.

B.  “Code” means the Internal Revenue Code of 1986, as amended, or any successor revenue code which may hereafter be adopted in lieu thereof.

C.  “Committee” means the Management Development/Compensation Committee of the Board of Directors of the Company.

D.  “Company Stock” means shares of the Company’s common stock.

E.  “Passive Investor” means any person who becomes a beneficial owner of 20% or more of the combined voting power of the Company’s then outstanding securities solely because (i) of a change in the aggregate number of voting shares outstanding since the last date on which the person acquired beneficial ownership of any voting shares or (ii) (A) the person acquired beneficial ownership of the shares based on calculations correctly performed and using the Company’s most current reports publicly on file with the Securities and Exchange Commission which indicated that acquisition of the shares would not cause the person to become the beneficial owner of 20% or more of the voting shares then outstanding, and (B) the person had no notice or reason to believe that acquisition of the shares would result in the person becoming the beneficial owner of 20% or more of the voting shares then outstanding, and (iii) the person sells a number of shares that reduces the person’s beneficial ownership of the voting shares to less than 20% of the voting shares outstanding within 10 business days after receiving notice from the Company that the 20% threshold had been exceeded.

F.  “Performance Measurement Period” means the calendar year 2006, ending December 31, 2006.

G.  “Performance Target” means the targeted pre-tax profit income for the Participant’s Primary Performance Group for the calendar year 2006, as set forth in Exhibit A.

H.  “Pre-Tax Profit” means the pre-tax profit income of a performance group, excluding any pre-tax profit income from operations discontinued
in calendar year 2006.

I.  “Primary Performance Group” means the internal business segment(s) or group(s) for which the Participant is assigned primary responsibility, the performance of which will be the basis of the Participant’s award under this Plan. There are three Primary Performance Groups within the Company: RV Group, Housing Group and Total Company (COA). The applicable Primary Performance Group for the Participant is set
forth in Exhibit A.

J.  “Restricted Stock Award” means the grant of restricted Company Stock to Participant subject to the terms of this Agreement.

2.  Grant of Award. The Company hereby grants to the Participant 2,000 shares of Company Stock (the "Shares"), subject to the terms and conditions set forth herein. The Restricted Stock Award will vest as set forth in Section 8.

3.  Issuance of Shares. The Shares shall be issued in the Participant’s name, if and to the extent earned, as soon as reasonably practicable after the conclusion of the audited Performance Measurement Period. Certificates for the Shares shall be held in custody by the Company for the account of the Participant until the earlier of (i) the Lapse Date, as defined in Section 6 of this Agreement, or (ii) the date on which the Shares have been forfeited on or before the Lapse Date as provided in Section 6 of this Agreement.

4.  Rights of Participant. Subject to the restrictions and risks of forfeiture set forth in this Agreement, once the Shares are earned by the
Participant, but before the vesting of those Shares, the Participant shall be entitled to all rights of a stockholder of the Company with respect to the Shares, including the right to vote the Shares and, subject to Sections 7 and 8 of this Agreement, the right to receive dividends and/or other distributions, if any, declared on such Shares from time to time. Dividends on Shares earned but not vested and delivered to Participant shall be paid into an interest-bearing account and held by the Company, and shall be subject to the general creditors of the Company, until paid to the
Participant upon vesting and delivery of the certificates for the Shares pursuant to which the dividends were paid. Dividends and interest paid pursuant to Shares which are forfeited will be retained by the Company.

5.  Transfer Restrictions. Until the Lapse Date, the Shares, the right to receive the undelivered Shares, and the right to vote such Shares or receive dividends on such Shares, shall not be sold, exchanged, assigned, pledged, bequeathed, devised, or otherwise transferred, directly or indirectly, voluntarily or involuntarily, by the Participant, or any person or entity claiming through or on behalf of the Participant, and no Shares may be subject in any manner to attachment, lien, execution, transfer by bankruptcy, judicial order or by operation of law, garnishment or other alienation or encumbrance of any kind, either direct or indirect, voluntarily or involuntarily before the Lapse Date; provided, however, that, subject to the terms of this Agreement, such Shares may be transferred upon the death of the Participant to the legal representative of the estate of the Participant or the person or persons who shall acquire the right to receive the vested Shares by bequest or inheritance or by reason of the death of the Participant to the extent earned, upon each Lapse Date. Any transfer or purported transfer of Shares in violation of the restrictions set forth in this Section 5 shall be null and void and shall result in the forfeiture to the Company, without notice and without consideration to the
Participant, of the Shares transferred or purportedly transferred, as well as any dividends or distributions paid on such Shares.

6.  Release of Restrictions. The restrictions set forth in Section 4 shall lapse upon the earlier of the following (the “Lapse Date”): (i) as and when the shares vest under Section 8 below (subject to completion of the final accounting and audit of the Company’s financial statements for the Performance Measurement Period), or (ii) the occurrence of a Change in Control.

7.  Forfeitures. The Shares shall be forfeited without notice and without consideration immediately in accordance with the following:

A.  if the Pre-Tax Profits of the Participant’s Primary Performance Group are not sufficient to earn any portion of the Restricted Stock Award, pursuant to Section 8 below; or

B.  if the Participant’s employment with the Company is terminated during the Performance Measurement Period for any reason other than death or disability, unless the Committee, in its discretion, determines otherwise; or

C.  if the Participant attempts to transfer or transfers the Shares in any manner in violation of Section 4; or

D.  if the Participant is demoted during the Performance Measurement Period, including, without limitation, in terms of title, position or duties, such that the Participant is no longer an Executive or Senior Manager of the Company, as determined by the Committee in its discretion; or

E.  if, at any time during the Performance Measurement Period, the Participant is not in compliance with the Company’s Code of Conduct and/or Participant’s Business Protection Agreement, as determined by the Committee in its discretion; or

F.  with respect to any Shares that are not vested pursuant to Section 8 of this Agreement.

Any Shares forfeited under this Section 7 shall be returned to the Company. Any dividends previously paid with respect to any forfeited Shares shall also be forfeited and retained by the Company with the Shares so forfeited.

8. Vesting of Shares.

A.  Shares not earned shall be forfeited and shall not vest, subject to Sections 9 and 11 below. Subject to Section 9 below: if the Pre-Tax Profit of the Primary Performance Group identified on the attached Exhibit A meets or exceeds the Performance Target set forth on Exhibit A, one hundred percent (100%) of the Shares are earned; if said Pre-Tax Profit is less than the Performance Target set forth on Exhibit A, but is equal to or greater than seventy five percent (75%) of said Performance Target, seventy five percent (75%) of the Shares are earned; and, if said Pre-Tax
Profit is less than seventy five percent (75%) of the Performance Target set forth on Exhibit A, but is equal to or greater than fifty percent (50%)
of said Performance Target, fifty percent (50%) of the Shares are earned. If the said Pre-Tax Profit is less than fifty percent (50%) of the
Performance Target set forth on Exhibit A, no Shares are earned. The Pre-Tax Profit shall be conclusively determined according to the Company’s audited financial statements for the Performance Period.

B.  The restrictions set forth in Section 5 on the earned Shares shall lapse and certificates for such Shares held for the Participant shall vest and be distributed to the Participant as described in this Section 8B or in Section 11. One third (1/3) of the earned Restricted Stock Award shall vest immediately as of January 1, 2007 (subject to final audit of the Company’s financial records); one third (1/3) shall vest on January 1, 2008 and one third (1/3) shall vest on January 1, 2009; unless there earlier occurs a Change in Control, in which case Section 11 shall control. A certificate for one third (1/3) of the number of Shares vested shall be delivered to the Participant within thirty (30) days after the filing of the Company’s Form
10-K with the Securities and Exchange Commission for the Performance Measurement Period. Certificates for the remaining Shares shall be delivered as soon as practicable after the shares vest on January 1 of 2008 and 2009, respectively, or upon a Change in Control, whichever occurs first.

9. Termination of Employment Upon Death or Disability. If the Performance Target is achieved in an amount sufficient to earn all or a portion of an Award, and if the Participant’s employment is terminated during the Performance Measurement Period by reason of the Participant’s death or disability, the number of shares earned under this Restricted Stock Award will be prorated based on the date of death or disability and the number of months the Participant was actively employed during the Performance Measurement Period. The Restricted Stock Award, as so
prorated, shall be determined in accordance with Section 8 as of the first day of the year following the end of the Performance Measurement
Period. The unvested Shares shall be issued and delivered to the Participant within thirty (30) days after the filing of the Company’s Form 10-K with the Securities and Exchange Commission in 2008.

10. Code Section 162(m) Limitation. Notwithstanding anything in this Agreement to the contrary, to the extent that Code Section 162(m) would operate to limit the Company’s federal income tax deduction for remuneration with respect to a Participant, resulting in federal income tax liability to the Company, the Participant’s receipt of Shares shall be deferred until Section 162(m) no longer operates to result in such federal income tax liability to the Company. The determination of whether Code Section 162(m) operates to limit the Company’s deduction in a manner resulting in federal income tax liability to the Company will be determined by the Committee. Payment of the Shares shall occur in the following calendar year
(or, if necessary, each subsequent calendar year) to the extent such payment, when added to other remuneration subject to the Section 162(m)
limit for such year, does not result in federal income tax liability to the Company. Shares deferred hereunder shall be fully vested and shall not be forfeited for any reason, including, without limitation, termination of employment.

11. Change in Control. Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs during the Performance
Measurement Period, the Primary Performance Group will be presumptively and conclusively deemed to have achieved at least 50% of the
Performance Target set forth on Exhibit A, and 50% of the Shares will be deemed to have been earned; provided however, if the percentage calculated by multiplying the average monthly Pre-Tax Profits earned by the Primary Performance Group per month during the current calendar year through the last preceding complete calendar month prior to the Change in Control by twelve (12), and dividing that result by the
Performance Target, is greater than 50%, Participant will instead be presumptively and conclusively deemed to have earned the that same corresponding percentage of the Shares granted by the Restricted Stock Award. All such shares deemed to be earned pursuant to this paragraph will vest immediately. Certificates for all vested Shares shall be immediately delivered to the Participant upon a Change in Control, regardless of whether the Participant continues to be employed by the Company or any successor to the Company.

12. Section 83(b) Election. The Participant may make an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the grant of the Shares, even though the Shares will not vest, if at all, until the Lapse Date. Such election must be filed by the Participant with the Internal Revenue Service Center where the Participant files his or her federal income tax return and attach a copy of the election to his or her income tax return for the year the Restricted Stock Award is made. If such election is made, the Participant will incur ordinary income tax on the fair market value of the Shares on the date of the grant, even though the Participant’s rights to the Shares do not vest until the Lapse Date, and, under current law, subsequent appreciation in the value of the stock will be taxed to the Participant when the
Participant sells the Shares at capital gains tax rates. A sample Section 83(b) election is attached to this Agreement as Appendix A. If the
Participant declines to make the Section 83(b) election, the Participant will incur ordinary income tax on the fair market value of the Shares on each Lapse Date, provided the Shares have not been forfeited before the Lapse Date, and, under current law, any subsequent gain or loss when the Participant sells the Shares will be taxed to the Participant at capital gains tax rates. If the Participant decides to make a Section 83(b)
election, it is irrevocable and the Participant will not be able to take a deduction if the Restricted Stock Award does not vest or the Shares are subsequently forfeited or the value of the Shares declines.

The Company shall have the right to require the Participant to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificates for such Shares are delivered to the Participant in accordance with this
Agreement; provided, however, that the Participant may elect to meet the tax withholding requirement by requesting the Company to withhold from the Restricted Stock Award the appropriate number of Shares, rounded up to the next whole number, which would result in proceeds equal to the minimum statutory withholding tax liability. The Participant may make such election by completing an election form in the form attached to this Agreement as Appendix B and delivering it to the Company on or before the date on which certificates for the Shares are delivered to the
Participant. If the amount of any required tax withholding is not paid in cash or by the Participant’s election to withhold shares from the
Restricted Stock Award, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Shares or from any other amounts payable any time thereafter to the Participant or take such other action it deems appropriate, including voiding the Restricted
Stock Award. The Company shall not deliver certificates for any Shares subject to the Restricted Stock Award until the tax withholding obligation is satisfied as provided in this Section 11.

13. Condition. This Restricted Stock Award is expressly conditioned upon the cancellation of all Restricted Stock Award Agreements previously entered into with Participant for the three (3) year performance measurement periods (as defined in such agreements) ending on December 31,
2006 and December 31, 2007. Participant accepts this condition by his signature on this Agreement, and such previously entered into Restricted
Stock Award Agreements are hereby cancelled, null, void and of no effect, including in the event of a Change in Control.

14. Provisions of the Plan. All of the provisions of the Plan pursuant to which this Agreement is made are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.

15. Adjustments Upon changes in Capitalization. In the event of changes in all of the outstanding Company Stock by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of shares, reorganizations or liquidations or similar event, the number and class of Shares subject to a Restricted Stock Award shall be equitably adjusted by the Committee. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to a Restricted Stock Award.

16. Parties in Interest; Section Headings. This Agreement shall inure to the benefit of the Company, its successors and assigns, and shall be binding on the Participant and the Participant’s heirs, personal representatives, successors and assigns. The Company may assign its rights under this Agreement. The Participant may not assign his/her rights hereunder. The section headings contained in this Agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this Agreement.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

18. Entire Agreement; Waiver. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, written and oral, between the parties hereto with respect to the subject matter hereof. The waiver of a breach of any term or condition of this Agreement must be in writing signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

19. Amendment. This Agreement may be amended only by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COACHMEN INDUSTRIES, INC.

By_______________________________

Claire C. Skinner

Title:       Chairman, CEO & President

"PARTICIPANT"

_________________________________

Appendix A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (the "Code")

        Pursuant to Section 83(b) of the Code and Treasury Regulation §1.83-2 the undersigned hereby makes the election described in Section 83 (b)
of the Code and states as follows:

The name, address and taxpayer identification number of the taxpayer is
___________________________________________________________________________________________________________.

The property with respect to which the election is made is: ___ shares of Common Stock of Coachmen Industries, Inc.

The date or dates on which the property was transferred is ________, 2005 and the taxable year for which such election was made is
December 31, 2005.

The nature of the restriction or restrictions to which the property is subject is as follows: Shares are restricted and may not be transferred or sold until three years from the date of grant and then vest only upon satisfaction of certain performance criteria.

The fair market value at the time of transfer (determined without regard to any lapse restriction, as defined in Treasury Regulation §1.83-3(i)) of each property with respect to which the election is being made is $ .

The amount paid for such property is $0.00.

Copies of this election statement have been furnished to other persons as required by Treasury Regulation §1.83-2(d).

____________________________________

(Signature)

Dated: ______________, 2005

Appendix B

Election To Withhold Shares From Restricted Stock Award
to Satisfy Withholding Obligations

The undersigned Participant in the Coachmen Industries, Inc. Performance Based Restricted Stock Plan has received a Restricted Stock Award under the Plan as evidenced by the Restricted Stock Award Agreement dated _________, 200_ by and between the undersigned and Coachmen Industries, Inc. (the “Company”).

The undersigned hereby requests the Company to withhold from the Restricted Stock Award the appropriate number of shares of Common Stock, rounded up to the nearest whole share, which would result in proceeds equal to all applicable tax withholding requirements with respect to such Restricted Stock Award. The appropriate number of shares to be withheld shall be determined based on the closing sales price of the Common Stock on the NYSE Composite Transactions Tape, as reported in the Wall Street Journal, Midwest Edition, on the first trading day following the Lapse Date . The under signed understands that the election made herein is irrevocable.

____________________________

Signature of Participant

Name: _______________________

Date: ________________________

EXHIBIT A TO 2006 RESTRICTED STOCK AWARD AGREEMENT

Participant:

Primary Performance Group:

Performance Target (pre-tax income):

The maximum number of restricted shares that each of the Registrant’s executive officers may earn pursuant to Restricted Stock Award Agreements between them and the Registrant are as follows:

Executive Officer’s Name and Title	Maximum Number of Restricted Shares Awarded
Claire C. Skinner Chairman of the Board and Chief Executive Officer	12,000

Michael R. Terlep, Jr. President, Coachmen RV Group, and President, Coachmen Recreational Vehicles Company, LLC	12,000

Richard M. Lavers Executive Vice President, General Counsel, Secretary, Chief Financial Officer and Chief Administrative Officer	12,000